UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2008

ImageWare Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15757	33-0224167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road

San Diego, California 92127

(Address of Principal Executive Offices, Including Zip Code)

858-673-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed on December 21, 2007 (the “Initial Form 8-K”), ImageWare Systems, Inc. (the “Company”) completed the purchase of certain assets (the “Acquired Assets”) of Sol Logic, Inc. (“Sol Logic”) pursuant to an Asset Purchase Agreement, dated December 19, 2007 (the “Purchase Agreement”), entered into by and among the Company, Sol Logic, Frank Mitchell, a shareholder of Sol Logic, and Wink Jones, as Sol Logic’s representative (the “Representative”).  On March 6, 2008, the Company and the Representative, entered into an oral agreement to adjust the purchase price of the Acquired Assets, as more fully described below.  As a result of these changes, the Company has determined that no financial information is required to be presented pursuant to Items 9.01(a) or (b) of Form 8-K in connection with this acquisition.

This Amendment No. 1 on Form 8-K/A is being filed to disclose the amendment to the Purchase Agreement and amend the Initial Form 8-K to strike (i) the language of Items 9.01(a) and 9.01(b) of the Initial Form 8-K, which had indicated that any required financial information would be filed by amendment within 71 days, since no such financial information is required in connection with this acquisition, and (ii) Exhibit 99.3 of the Initial Form 8-K, the unaudited pro forma condensed combined balance sheet as of September 30, 2007.

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2008, the Company entered into an oral agreement (the “Amendment”) to amend the Purchase Agreement, as previously reported on the Initial Form 8-K.  The Amendment was entered into by and between the Company and the Representative and amends the purchase price of the Acquired Assets.  The Company and the Representative have not yet executed a written agreement with respect to the Amendment, which is in the process of being prepared.  The transactions contemplated by the Amendment will be consummated upon execution of the written agreement.

The Amendment provides that in consideration for the Acquired Assets, the Company issued to the Seller 677,940 shares of restricted common stock of the Company (the “Initial Shares”).  In addition to the Initial Shares, the Company will issue to Sol Logic certain additional shares upon achievement of a milestone.  In the event the Company’s revenues on certain specified products (the “Products”) equals or exceeds $3,000,000 for the six-month period commencing on March 6, 2008 and ending on September 6, 2008, the Company will issue Sol Logic that number of shares of the Company’s common stock (the “Additional Shares”) equal to (A) the quotient obtained by dividing $1,008,224 by the greater of (i) the volume weighted average closing price of the Company’s common stock (“Common Stock”) over the 20 trading-day period ending on the date immediately preceding the Additional Issuance Date (as defined in the Amendment), as reported on The Amercian Stock Exchange or the Over-the-Counter Bulletin Board (the “OTCBB”) or the Pink Sheets Electronic Quotation Service (the “Pink Sheets”), as applicable, for the portion of such period that the Common Stock is listed or quoted on the OTCBB or Pink Sheets, and (ii) $1.10 (the “Additional Per Share Price”).  In the event the Company does not achieve the $3,000,000 product revenue milestone, the revenue determination period will be extended and the Company will issue Sol Logic the Additional Shares if the Company’s revenues on the Products equals or exceeds $5,000,000 for the 18-month period commencing on March 6, 2008 and ending on September 8, 2009.  A portion of the Additional Shares, if any, will be held in escrow for indemnification and reimbursement purposes.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information disclosed under Item 1.01 of this Current Report on Form 8-K/A with respect to the consummation of the Amendment is incorporated by reference into this Item 2.01 in its entirety.

Item 3.02  Unregistered Sale of Equity Securities

The disclosures made in response to Items 1.01 and 2.01 above are incorporated herein by reference.

The issuance of shares of restricted common stock of the Company in consideration for the acquisition of certain assets of Sol Logic are exempt from registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

                Not required.

(b) Pro Forma Financial Information.

                Not required.

This Current Report on Form 8-K/A may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements made with respect to the Company’s oral agreement regarding the Amendment and its ability to consummate a definitive amendment to the Purchase Agreement.  Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: March 6, 2008
	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer